TheStreet.com, Inc. Reports First Quarter 2010 Results

Advertising Revenue Up 20% Year-over-Year

 Premium Services Revenue Shows First Year-over-Year Growth in Six Quarters on Continued Solid Growth of Bookings

Aggregate Subscription Services and RateWatch Bookings Highest Since First
Quarter of 2008; up 18% Year-over-Year

NEW YORK, May 5, 2010 – TheStreet.com, Inc. (Nasdaq: TSCM; http://www.thestreet.com), a leading digital financial media company, today reported financial results for the first quarter of 2010.

“Our results for the first quarter underscore the strong growth and momentum of our core businesses,” said Daryl Otte, the Company’s Chief Executive Officer.  “Aggregate bookings for our subscription services and RateWatch businesses grew for the sixth consecutive quarter, rising 18% year-over-year and resulting in the best quarter of bookings since the first quarter of 2008.  Bookings are the precursor to premium services revenue, and the growth of bookings in recent quarters has led us to report our first year-over-year growth in premium services revenue since the third quarter of 2008.  This achievement is all the more gratifying since our premium services revenue in the prior period had an additional $0.5 million of revenue received as a result of the now-ended global research legal settlement.

“Since early last year, we have been placing intense focus on expanding the scale and profitability of our premium services businesses.  We are glad these efforts already have been yielding strong results and we look forward to continuing our focus on this area.

“We also are pleased to report a 20% increase in advertising revenue – which excludes the revenue from a divested marketing services business – as compared to the prior year period, although we’d note that the first quarter of 2009 was a particularly difficult quarter for that business in light of the severe dislocation of the economy at the time.  Our sites, already one of the top networks in our content vertical, have been taking a greater share of mind of our audience, as demonstrated by the fact that our rankings within our peer set(1), as measured by comScore, Inc., have been strengthening.  Of the top 15 sites in comScore’s Business/Finance – News/Research category, based upon average monthly total unique visitors during the first quarter of 2010, our network of sites ranked 9th in terms of average daily visitors, total pages viewed, total visits and total minutes spent on site; 7th in terms of average minutes per visit; 8th in terms of average visits per visitor and 12th in terms of total unique visitors.  Most of those rankings are one spot higher than we last reported.

“We continue our focus on growing our quality traffic, both to increase our advertising revenue and to provide additional inventory for cost-effective marketing of our premium services products.  We expect to benefit from the ongoing secular shift of advertising dollars towards digital media, as well as to benefit from any cyclical strengthening of the advertising market.

“Our Adjusted EBITDA(2) for the first quarter of 2010, $0.6 million, compares favorably to the prior year period, which was $(1.1) million inclusive of our former Promotions.com subsidiary, which we divested in December 2009, and $(0.1) million excluding the impact of Promotions.com.

“Our balance of cash and cash equivalents, restricted cash and marketable securities at March 31, 2010 remained a healthy $81.7 million.  This reflects a small decline from December 31, 2009, as the $1.4 million spent on dividends, capital expenditures and treasury stock as a result of stock withholding in connection with vesting of employee restricted stock units, exceeded the $0.5 million cash we generated from operations.  We anticipate generating positive free cash flow throughout the year.

“We feel that the key to our success is that we are a leading and distinctive voice among financial media organizations, producing a rich well of proprietary content that we effectively monetize:  every month, we produce over 2,500 articles and 400 videos by a team of 95 authors working both in our newsroom and through a well-developed network of active investing practitioners.  This high quality, unique content allows us to attract high-value subscribers and an affluent and engaged audience, which in turn attracts advertisers seeking to connect with this coveted audience.  We feel these great assets, the momentum in our businesses, and our strong balance sheet, position us well for continued success and opportunity,” Mr. Otte concluded.

Financial Highlights of First Quarter 2010

Note – the 2009 results discussed below are as reported in the Form 10-Q/A for the quarter ended March 31, 2009, with certain immaterial revisions to correct for certain items

The Company recorded revenue of $13.5 million in the first quarter of 2010, flat as compared to the first quarter of 2009.  Premium services revenue increased 2%, to $9.7 million, as compared to the prior year period.  The Company’s advertising revenue, which excludes the Company’s former Promotions.com subsidiary (which subsidiary the Company sold in December 2009, as previously disclosed) increased 20%, to $3.8 million, as compared to the first quarter of 2009.  These increases were offset by the absence of revenue in the first quarter of 2010 from Promotions.com.

Operating expenses in the first quarter of 2010 were $15.1 million, a reduction of 65% as compared to $43.4 million in the prior year period.  Operating expenses in the prior year period included restructuring and other charges of $2.0 million and asset impairment charges of $24.1 million; the current period did not include any such charges.  The Company had a net loss of $(1.4) million in the first quarter of 2010, as compared to a net loss of $(46.0) million in the prior year period.  The prior year period net loss included a $16.5 million provision for income taxes; the current period did not include such a provision.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.05) and $(0.05), respectively, in the first quarter of 2010, as compared with $(1.51) and $(1.51), respectively, in the prior year period.  Adjusted EBITDA for the first quarter of 2010 was $0.6 million, as compared to $(1.1) million for the prior year period.

As previously disclosed, the Company sold its Promotions.com subsidiary in December 2009.  Excluding the impact of Promotions.com from 2009 results, the Company’s operating results for the first quarter of 2010 as compared to the prior year period were:  (i) revenue of $13.5 million, an increase of 7% from $12.7 million in the first quarter of 2009; (ii) operating expenses of $15.1 million, a reduction of 64% as compared to $41.5 million in the prior year period (as noted above, operating expenses in the first quarter of 2009 included restructuring and other charges of $2.0 million and asset impairment charges of $24.1 million); (iii) net loss of $(1.4) million, as compared to a net loss of $(44.9) million in the first quarter of 2009 (as noted above, net loss in the first quarter of 2009 included a provision for income taxes of $16.5 million); and (iv) Adjusted EBITDA of $0.6 million, as compared to $(0.1) million in the prior year period.

TheStreet.com will conduct a conference call Wednesday, May 5, 2010, at 4:30 p.m. EDT to discuss these preliminary results. To participate in the call, dial (866) 770-7129 (domestic) or (617) 213-8067 (international). The passcode for the call is 13839355.

To access the Web cast of the call please visit:

http://www.thestreet.com/investor-relations/index.html?detailInclude=IROL-IRhome

(Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)

About TheStreet.com

TheStreet.com is a leading digital financial media company. The Company’s network includes the following properties: TheStreet, RealMoney, Stockpickr, BankingMyWay, MainStreet and Rate-Watch.  For more information and to get stock quotes and business news, visit http://www.thestreet.com.

(1) Our peer set per comScore, Inc., an independent web measurement company, are the sites in comScore’s Business/Finance – News/Research category.  comScore reported three-month average numbers for the first quarter of 2010 for 187 web properties in this category.

(2) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), TheStreet.com, Inc. uses non-GAAP measures of certain components of financial performance, including “EBITDA”, “Adjusted EBITDA” and “free cash flow.”  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, restructuring charges and other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  “Free cash flow” means net income (loss) plus non-cash expenses less changes in working capital and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

The above information with respect to Promotions.com is presented as a non-GAAP measure for illustrative purposes regarding the disposition of the Company’s Promotions.com subsidiary and is not meant to represent a reflection of the operating activities of the Promotions.com subsidiary as if it was on a fully stand-alone basis.  Promotions.com was a legal subsidiary of the Company whose activities were part of the combined results of the Company.  Historically, Promotions.com was not considered an operating segment and management did not measure and maintain certain separate discrete financial information for Promotions.com, including cash flows for its activities.

The above measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Source: TheStreet.com, Inc.

CONTACT: TheStreet.com, Inc.
Gregory Barton
Phone: 212-321-5484
Email: IR@thestreet.com

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended
	March 31,
	2010	2009
Net revenue:
Premium services	$9,694,582	$9,507,441
Marketing services	3,805,775	3,993,022
Total net revenue	13,500,357	13,500,463

Operating expense:
Cost of services	6,369,662	8,245,710
Sales and marketing	3,245,557	2,976,907
General and administrative	4,436,275	4,541,678
Depreciation and amortization	1,044,433	1,470,737
Impairment charges	-	24,137,069
Restructuring and other charges	-	1,984,529
Total operating expense	15,095,927	43,356,630
Operating loss	(1,595,570)	(29,856,167)
Net interest income	176,595	230,137
Other income	20,374	153,677
Loss from continuing operations before
income taxes	(1,398,601)	(29,472,353)
Provision for Income taxes	-	(16,515,077)
Loss from continuing operations	(1,398,601)	(45,987,430)
Discontinued operations:
(Loss) income from discontinued operations	(18,943)	925
Net loss	(1,417,544)	(45,986,505)
Preferred stock cash dividends	96,424	96,424
Net loss attributable to common stockholders	$(1,513,968)	$(46,082,929)

Basic net (loss) income per share:
Loss from continuing operations	$(0.05)	$(1.51)
(Loss) income from discontinued operations	(0.00)	0.00
Preferred stock dividends	(0.00)	(0.00)
Net loss attributable to common stockholders	$(0.05)	$(1.51)

Diluted net (loss) income per share:
Loss from continuing operations	$(0.05)	$(1.51)
(Loss) income from discontinued operations	(0.00)	0.00
Preferred stock dividends	(0.00)	(0.00)
Net loss attributable to common stockholders	$(0.05)	$(1.51)

Weighted average basic shares outstanding	31,496,139	30,495,300
Weighted average diluted shares outstanding	31,496,139	30,495,300

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
Current Assets:
Cash and cash equivalents	$28,235,568	$60,542,494
Marketable securities	14,411,320	2,812,400
Accounts receivable, net of allowance for doubtful
accounts of $230,454 at March 31, 2010 and $276,668 at
December 31, 2009	4,608,700	5,963,209
Other receivables	2,787,079	2,774,898
Prepaid expenses and other current assets	1,765,715	1,691,038
Total current assets	51,808,382	73,784,039

Property and equipment, net of accumulated depreciation
and amortization of $13,617,005 at March 31, 2010
and $13,263,460 at December 31, 2009	7,211,893	7,493,020
Marketable securities	37,312,425	17,515,687
Long term investment	555,000	555,000
Other assets	163,577	167,477
Goodwill	24,286,616	24,286,616
Other intangibles, net	7,851,368	8,210,105
Restricted cash	1,702,079	1,702,079
Total assets	$130,891,340	$133,714,023

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,110,635	$2,164,809
Accrued expenses	4,704,753	7,894,136
Deferred revenue	18,826,107	17,306,737
Other current liabilities	130,041	132,682
Liabilities of discontinued operations	223,478	223,165
Total current liabilities	25,995,014	27,721,529
Deferred tax liability	288,000	288,000
Other liabilities	1,588,873	1,230,591
Total liabilities	27,871,887	29,240,120

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and outstanding at
March 31, 2010 and December 31, 2009;
the aggregate liquidation preference totals $55,000,000
as of March 31, 2010 and December 31, 2009	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 37,652,035 shares issued and 31,548,827
shares outstanding at March 31, 2010, and 37,246,362
shares issued and 31,164,628 shares outstanding at
December 31, 2009	376,520	372,464
Additional paid-in capital	271,702,340	271,715,956
Accumulated other comprehensive income	371,335	344,372
Treasury stock at cost; 6,103,208 shares at March 31, 2010
and 6,081,734 shares at December 31, 2009	(10,466,261)	(10,411,952)
Accumulated deficit	(158,964,536)	(157,546,992)
Total stockholders' equity	103,019,453	104,473,903

Total liabilities and stockholders' equity	$130,891,340	$133,714,023

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	For the Three Months Ended March 31,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(1,417,544)	$(45,986,505)
Loss (income) from discontinued operations	18,943	(925)
Loss from continuing operations	(1,398,601)	(45,987,430)
Adjustments to reconcile loss from continuing operations
to net cash provided by operating activities:
Stock-based compensation expense	591,191	1,243,613
Provision for doubtful accounts	(41,295)	72,858
Depreciation and amortization	1,044,433	1,470,737
Valuation allowance on deferred taxes	-	16,404,790
Impairment charges	-	24,137,069
Restructuring and other charges	-	428,868
Deferred rent	343,913	352,320
Gain on disposal of equipment	(20,600)	-
Changes in operating assets and liabilities:
Accounts receivable	1,395,804	3,935,057
Other receivables	8,619	112,375
Prepaid expenses and other current assets	(74,679)	(26,789)
Other assets	-	(14,821)
Accounts payable	(54,174)	650,508
Accrued expenses	(2,856,383)	1,600,411
Deferred revenue	1,519,370	809,280
Other current liabilities	(3,439)	165,628
Other liabilities	15,167	(15,877)
Net cash provided by continuing operations	469,326	5,338,597
Net cash used in discontinued operations	(18,630)	(2,576)
Net cash provided by operating activities	450,696	5,336,021

Cash Flows from Investing Activities:
Purchase of marketable securities	(35,800,533)	(11,491,614)
Sale of marketable securities	4,431,838	-
Capital expenditures	(423,367)	(647,948)
Proceeds from the sale of fixed assets	22,500	-
Net cash used in investing activities	(31,769,562)	(12,139,562)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(837,327)	(787,271)
Cash dividends paid on preferred stock	(96,424)	(96,424)
Purchase of treasury stock	(54,309)	(230,287)
Net cash used in financing activities	(988,060)	(1,113,982)
Net decrease in cash and cash equivalents	(32,306,926)	(7,917,523)
Cash and cash equivalents, beginning of period	60,542,494	72,441,294
Cash and cash equivalents, end of period	$28,235,568	$64,523,771

Supplemental disclosures of cash flow information:

Cash payments made for interest	$1,478	$2,446
Cash payments made for income taxes	$-	$146,658

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended March 31,
	2010	2009	Promotions.com	Pro Forma
Revenue:
Premium services	$9,694,582	$9,507,441	$99	$9,507,342
Marketing services	3,805,775	3,993,022	829,197	3,163,825
Total net revenue	13,500,357	13,500,463	829,296	12,671,167

Operating expense:
Cost of services	6,369,662	8,245,710	968,492	7,277,218
Sales and marketing	3,245,557	2,976,907	239,634	2,737,273
General and administrative	4,436,275	4,541,678	677,202	3,864,476
Depreciation and amortization	1,044,433	1,470,737	-	1,470,737
Asset impairments	-	24,137,069	-	24,137,069
Restructuring and other charges	-	1,984,529	-	1,984,529
Total operating expense	15,095,927	43,356,630	1,885,328	41,471,302
Operating loss	(1,595,570)	(29,856,167)	(1,056,032)	(28,800,135)
Net interest income	176,595	230,137	-	230,137
Other income	20,374	153,677	-	153,677
Loss from continuing operations before income taxes	(1,398,601)	(29,472,353)	(1,056,032)	(28,416,321)
Provision for Income taxes	-	(16,515,077)	-	(16,515,077)
Loss from continuing operations	(1,398,601)	(45,987,430)	(1,056,032)	(44,931,398)
Discontinued operations:
(Loss) Income from discontinued operations	(18,943)	925	-	925
Net loss	(1,417,544)	(45,986,505)	(1,056,032)	(44,930,473)
Preferred stock cash dividends	96,424	96,424	-	96,424
Net loss attributable to common stockholders	$(1,513,968)	$(46,082,929)	$(1,056,032)	$(45,026,897)

Net loss	$(1,417,544)	$(45,986,505)	$(1,056,032)	$(44,930,473)
Net interest income	(176,595)	(230,137)	-	(230,137)
Provision for Income taxes	-	16,404,790	-	16,404,790
Depreciation and amortization	1,044,433	1,470,737	-	1,470,737
EBITDA	(549,706)	(28,341,115)	(1,056,032)	(27,285,083)
Noncash compensation	591,191	1,243,613	4,986	1,238,627
Asset impairments	-	24,137,069	-	24,137,069
Restructuring and other charges	-	1,984,529	-	1,984,529
Other income	(20,374)	(153,677)	-	(153,677)
One-time transaction costs	544,911	-	-	-
Adjusted EBITDA	$566,022	$(1,129,581)	$(1,051,046)	$(78,535)